EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We  consent  to   incorporation   by  reference  in  the  Registration
Statements of Xechem International, Inc. and its subsidiaries on Forms S-8 Numbers (33-87034) and (33-93300) and on Form S-8 as filed with the Securities and Exchange Commission on July 16, 1996, of our report dated March 15, 1997, on our audits of the consolidated financial statements of Xechem International, Inc. and its subsidiaries as of December 31, 1996, and for the two years in the period then ended, which report is included in this Annual Report on Form 10-KSB.

          On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.







                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
April 11, 1997